UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SOUTHSTATE CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina (State or Other Jurisdiction of Incorporation)	57-0799315 (IRS Employer Identification No.)

1101 First Street South, Suite 202 Winter Haven, Florida (Address of principal executive offices)	33880 (Zip Code)

(863) 293-4710

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Common Stock, par value $2.50 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: N/A (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

SouthState Corporation (the “Registrant”) is filing this Registration Statement on Form 8-A in connection with the transfer of the listing of its common stock, $2.50 par value per share (the “Common Stock”), from The Nasdaq Stock Market LLC (“Nasdaq”) to The New York Stock Exchange (the “NYSE”).

The Common Stock will trade on the NYSE under the symbol “SSB”. The Registrant expects the listing and trading of its Common Stock on Nasdaq to cease at the close of trading on or about December 18, 2023, and the listing and trading of its Common Stock on the NYSE to begin at market open on or about December 19, 2023.

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock under the caption “Description of Common Stock” included in Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020 (File No. 001-12669), filed with the Securities and Exchange Commission as of February 26, 2021, is incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The New York Stock Exchange, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SOUTHSTATE CORPORATION
(Registrant)
By:	/s/ William E. Matthews, V
William E. Matthews, V
Senior Executive Vice President and
Chief Financial Officer

December 15, 2023